Exhibit 10.7

·FLY BLADE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

January 30, 2018

7.11	Amendment	11
7.12	Additional Parties.	11
7.13	Manner of Voting	11
7.14	No Waiver	12
7.15	Jurisdiction and Venue	12
7.16	Attorney's Fees	12
7.17	Aggregation of Stock	12
7.18	Severability	12
7.19	Counterparts	12
7.20	Jury Trial	12

·FLY BLADE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

This Amended and Restated Voting Agreement (this "Agreement") is made as of January 30, 2018 by and among Fly Blade, Inc., a Delaware corporation (the "Company"), the persons and entities listed on Exhibit A (each an "Investor," and collectively the "Investors"), and the persons listed on Exhibit B-1 (each a "Founder") and the persons listed on Exhibit B-2 (together with the Founders, each a "Common Stockholder" and collectively the "Common Stockholders"). The Common Stockholders and the Investors are referred to herein collectively as the "Voting Parties."

RECITALS

WHEREAS, the Company, certain of the Investors (the "Prior Investors") and the Common Stockholders previously entered into an Amended and Restated Voting Agreement, dated May 3, 2016 (as amended from time to time, the "Prior Agreement"), in connection with the Company's issuance and sale of shares of Series A Preferred Stock ("Series A Preferred").

WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement (as amended from time to time, the "Purchase Agreement"), dated as of the date hereof, among the Company and such Investors pursuant to which the Company is issuing shares of its Series B Preferred Stock to such Investors ("Series B Preferred" and, together with Series Seed Preferred Stock (the "Series Seed Preferred") and the Series A Preferred, "Preferred Stock"), and it is a condition to the closing of the transactions contemplated thereby that the Company, the Investors and the Common Stockholders execute and deliver this Agreement.

WHEREAS, the Company's amended and restated certificate of incorporation, as amended (the "Restated Certificate") provides that (i) the Company's board of directors (the "Board") shall consist of six directors, (ii) the holders of Series B Preferred, voting as a separate class, shall be entitled to elect one director (the "Series B Director"), (iii) the holders of the Series A Preferred and the Series Seed Preferred, voting together as a single class, shall be entitled to elect one director (the "Preferred Director"), (iv) the holders of the Company's common stock ("Common Stock") shall be entitled to elect three directors (the "Common Directors") and (v) the holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect one (1) director (the "At Large Director").

WHEREAS, the Company, the Prior Investors and the Common Stockholders intend that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement.

AGREEMENT

NOW, THEREFORE, the Company, the Prior Investors and the Common Stockholders hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto agree as follows:

SECTION 1

VOTING

1.1 General. During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company's voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the "Shares") in accordance with the provisions of this Agreement.

SECTION 2

ELECTION OF DIRECTORS

2.1          Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares owned by such Voting Party or over which such Voting Party has control, in such manner as may be necessary to elect (and maintain in office) as members of the Board the following individuals:

(a)	The Preferred Designee (as defined below) as the Preferred Director;

(b)	The Series B Designee (as defined below) as the Series B Director;

(c)	Three Founder Designees (as defined below) as the Common Directors; and

(d)	The At Large Designee (as defined below) as the At Large Director.

2.2          Designation of Directors. The designees to the Board described above (each a "Designee") shall be selected as follows:

(a)         The "Preferred Designee" shall be chosen by Snickers Holdings LLC (together with its affiliates, "Snickers"), for so long as Snickers owns shares of Preferred Stock, and thereafter by the holders of a majority of the Series Seed Preferred and Series A Preferred (voting together as a single class on an as-converted to Common Stock basis) held by the Investors in the event that Snickers no longer owns any shares of Preferred Stock.

(b)        The "Series B Designee" shall be chosen by ColPE Blade Investor, LLC (together with its affiliates, "Colony", for so long as Colony owns 2,140,484 shares of Common Stock (on an as-converted basis, which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like), and by the holders of a majority of the Series B Preferred held by the Investors in the event that Colony no longer owns any shares of Series B Preferred.

(c)         The three "Founder Designees" shall be chosen by a majority-in-interest of the Founders.

(d)         The "At Large Designee" shall be chosen by a majority of the members of the Board.

2.3           Current Designees. For the purpose of this Agreement, the current directors of the Company shall be deemed to include the following Designees:

(a)	The Preferred Designee: initially, a vacancy;

(b)	The Series B Designee: initially, Justin Chang;

(c)	The Founder Designees: Rob Wiesenthal, Steve Martocci, and John Borthwick; and

(d)	The At Large Designee: Kenneth Lerer.

2.4           Changes in Designees. From time to time during the term of this Agreement, (x) with respect to all Designees other than the At Large Designee, Voting Parties who hold sufficient Shares to select a Designee pursuant to this Agreement or (y) in the case of the At Large Designee, a majority of the Board, may in their sole discretion:

(a)          notify the Company in writing of an intention to remove from the Board any incumbent Designee who occupies a seat on the Board for which such Voting Parties or members of the Board, as applicable, are entitled to designate the Designee; or

(b)          notify the Company in writing of an intention to select a new Designee for election to a seat on the Board for which such Voting Parties or members of the Board, as applicable, are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such board seat including, without limitation, a vacancy resulting from removal pursuant to Section 2.7(d)).

In the event of such an initiation of a removal or selection of a Designee under this Section 2.4, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares owned by such Voting Party or over which such Voting Party has control to cause: (a) the removal from the Board of the Designee or Designees so designated for removal; and (b) the election to the Board of any new Designee or Designees so designated.

2.5         Board of Directors. During the term of this Agreement, each Voting Party agrees to vote all Shares owned by such Voting Party or over which such Voting Party has control to maintain the authorized number of members of the Board at six directors. To the extent that the application of Sections2.2 results in the designation of less than all of the authorized directors, the remaining directors who would otherwise have been designated in accordance with the terms thereof shall be nominated and elected by the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

2.6         No Liability for Election of Recommended Director. Subject to Section2.7, none of the Voting Parties and no officer, director, stockholder, partner, employee or agent of any of the Voting Parties makes any representation or warranty as to the fitness or competence of the nominee of any Voting Party hereunder to serve on the Board by virtue of such Voting Party's execution of this Agreement or by the act of such Voting Party in voting for such nominee pursuant to this Agreement.

2.7	No "Bad Actor" Disqualification.

(i)            Each party to this Agreement represents and warrants that: neither it nor any beneficial owner of the Company's voting equity securities (in accordance with Rule506(d) of the Securities Act) held by such party ("Beneficial Owner") is subject to any of the "bad actor" disqualifications described in Rule506(d)(1)(i) through (viii) under the Securities Act ("Disqualification Events");

(ii)           it has exercised reasonable care to determine whether any Designee chosen by it is subject to any Disqualification Event;

(iii)          it has provided the Company and the other parties to this Agreement with any and all information reasonably requested by the Company or otherwise necessary for the Company to determine, in the exercise of reasonable care, whether any such Designee is subject to any Disqualification Event;

(iv)          any information furnished to the Company or the other parties to this Agreement with respect to the potential applicability of Disqualification Events to any such Designee is true, correct and complete; and

(v)           no Designee chosen by it is subject to a Disqualification Event.

(b)          Each party to this Agreement agrees to exercise reasonable care to determine whether any of its Designees or potential Designees or any Beneficial Owner is subject to any Disqualification Event, and shall promptly provide the Company and the other parties to this Agreement with any and all information reasonably requested by the Company or otherwise necessary for the Company to determine, in the exercise of reasonable care, whether any Designee or potential Designee or Beneficial Owner is subject to any Disqualification Event. Each party to this Agreement agrees that it will not select a Designee that is subject to any Disqualification Event. Each party to this Agreement will promptly notify each other party to this Agreement in writing if it, any Beneficial Owner or, to its knowledge, any of its Designees or potential Designees is subject to any Disqualification Event.

(c)           Notwithstanding any other provision in this Agreement to the contrary, no party shall be required to vote to elect (or maintain in office) any person that is subject to a Disqualification Event.

(d)          From time to time during the term of this Agreement, any party to this Agreement may request the removal of a director that is subject to any Disqualification Event by written notice to the other parties to this Agreement specifying, in reasonable detail, the Disqualification Event. If the Company reasonably determines that the director is subject to a Disqualification Event:

(i)            the Company shall promptly notify each other party to this Agreement and take such reasonable actions as are necessary to facilitate such removal, including, without limitation, soliciting the votes of the appropriate stockholders; and

(ii)           the Voting Parties shall vote all Shares owned by such Voting Party or over which such Voting Party has control to cause the removal from the Board of the director subject to the Disqualification Event.

SECTION 3

DRAG-ALONG RIGHTS

3.1           Drag-Along Rights. If (i) the holders of a majority of the then outstanding shares of Preferred Stock (determined on an as-converted basis) (the "Selling Investors"), (ii) the Board and (iii)  a majority-in-interest of the Founders each approve (the collective consent of such parties, the "Requisite Consent") a Change of Control Transaction (as defined below), each of the Voting Parties agrees that:

(a)          if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Change of Control Transaction (together with any related amendment to the Restated Certificate required in order to implement such Change of Control Transaction) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Change of Control Transaction;

(b)          if such transaction is a stock sale in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, to sell the same proportion of shares of capital stock of the Company beneficially held by such Voting Party as is being sold by the Selling Investors to the person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.2 below, on the same terms and conditions as the Selling Investors;

(c)          to execute and deliver all related documentation and take such other action in support of the Change of Control Transaction as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d)          not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Change of Control Transaction;

(e)          to refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Change of Control Transaction;

(f)            if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Voting Party would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Voting Party of any information other than such information as a prudent issuer would generally furnish in an offering made solely to "accredited investors" as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Voting Party in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Voting Party, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Voting Party would otherwise receive as of the date of the issuance of such securities in exchange for the Shares;

(g)           in the event that the Selling Investors, in connection with such Change of Control Transaction, appoint a stockholder representative (the "Voting Party Representative") with respect to matters affecting the Voting Parties under the applicable definitive transaction agreements following consummation of such Change of Control Transaction, (x) to consent to (i) the appointment of such Voting Party Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Voting Party's pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Voting Party Representative in connection with such Voting Party Representative's services and duties in connection with such Change of Control Transaction and its related service as the representative of the Voting Parties, and (iv) not to assert any claim or commence any suit against the Voting Party Representative or any other Voting Party with respect to any action or inaction taken or failed to be taken by the Voting Party Representative in connection with its service as the Voting Party Representative, absent fraud or willful misconduct.

3.2          Exceptions. Notwithstanding the foregoing, a Voting Party will not be required to comply with Section 3.1 above in connection with any Change of Control Transaction unless:

(a)          no Voting Party shall be required to make any representation, covenant or warranty in connection with the Change of Control Transaction, other than as to such Voting Party's ownership and authority to sell, free of liens, claims and encumbrances, the shares of capital stock proposed to be sold by such Voting Party;

(b)          the consideration payable with respect to each share in each class or series as a result of such Change of Control Transaction is the same (except for cash payments in lieu of fractional shares) as for each other share in such class or series;

(c)          each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Change of Control Transaction;

(d)          the payment with respect to each share of capital stock held by such Voting Party is an amount at least equal to the amount payable in accordance with the Company's certificate of incorporation, if such Change of Control Transaction were deemed a liquidation, dissolution or winding up within the meaning of Article V, Section3 thereof;

(e)          any representations and warranties to be made by such Voting Party in connection with the Change of Control Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to the Shares owned by such Voting Party or over which such Voting Party has control, including, but not limited to, representations and warranties that (i) the Voting Party holds all right, title and interest in and to the Shares such Voting Party purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Voting Party in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Voting Party have been duly executed by the Voting Party and delivered to the acquirer and are enforceable against the Voting Party in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Voting Party's obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(f)          the Voting Party shall not be liable for the inaccuracy of any representation or warranty made by any other individual, corporation, partnership, trust, limited liability company, association or other entity in connection with the Change of Control Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders); and

(g)         liability for indemnification, if any, of such Voting Party and for the inaccuracy of any representations and warranties made by the Company or such Voting Party in connection with the Change of Control Transaction shall be several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and shall be limited to such Voting Party's applicable share (determined based on the respective proceeds payable to each Voting Party in connection with such Change of Control Transaction in accordance with the provisions of the Company's certificate of incorporation) of a negotiated aggregate indemnification amount that applies equally (on a proportionate basis) to all Voting Parties but that in no event exceeds the amount of consideration otherwise payable to such Voting Party in connection with such Change of Control Transaction, except with respect to claims related to fraud by such Voting Party, the liability for which need not be limited as to such Voting Party.

3.3         Termination of Drag-Along Rights. The rights contained in Section 3.1 shall terminate immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock (an "Initial Public Offering").

SECTION 4

TERMINATION

4.1          Termination. This Agreement shall terminate upon the earlier of (i)the conversion of all outstanding shares of Preferred Stock into Common Stock; (ii)a Change of Control Transaction; (iii)the agreement of a majority-in-interest of the Founders and a majority-in-interest of the Investors, acting separately; or (iv) immediately prior to an Initial Public Offering; provided, that the provisions of Section3 hereof will continue after any conversion of preferred stock into common stock or Change of Control Transaction to the extent necessary to enforce the provisions of Section3 with respect to such conversion or Change of Control Transaction. "Change of Control Transaction" means either (a)the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in the Company held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (b)a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

·SECTION 5

ADDITIONAL SHARES

5.1          Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

SECTION 6

RESTRICTIVE LEGEND

6.1          Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

SECTION 7

MISCELLANEOUS

7.1         Certain Definitions. Shares "held" by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. "Vote" shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A "majority-in-interest" of either the Founders, the Common Stockholders or the Investors shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by such group, and a "majority-in-interest" of the Voting Parties shall mean the holders of a majority of the Common Stock (determined on an as converted basis) then held by such group.

7.2          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Voting Party) or otherwise delivered by hand, messenger or courier service addressed:

(a)            if to a Voting Party, to the Voting Party's address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company's records, as may be updated in accordance with the provisions hereof; or

(b)            if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 499 East 34th Street, New York, NY 10016, or at such other current address as the Company shall have furnished to the Investors, Common Stockholders or other such holders, with a copy (which shall not constitute notice) to Sacha Ross, Cooley LLP 1114 Avenue of the Americas, 46th Floor, New York, NY 10036.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i)if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii)if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii)if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day. In the event of any conflict between the Company's books and records and this Agreement or any notice delivered hereunder, the Company's books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor, Common Stockholder and other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company's certificate of incorporation or bylaws by (i)facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Voting Party or other security holder in the Company's records), (ii)electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Voting Party or other security holder in the Company's records), (iii)posting on an electronic network together with separate notice to the Voting Party or other security holder of such specific posting or (iv)any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Voting Party or other security holder. This consent may be revoked by a Voting Party or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

7.3            Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

7.4            Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

7.5            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.6            Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.7            Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement, which shall have no further force and effect. This Agreement shall be deemed an amendment and restatement of the Prior Agreement, and any party thereto who does not execute and deliver this Agreement will nevertheless be deemed a party hereunder and have all of the rights, benefits and obligations associated therewith. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

7.8            No Grant of Proxy. This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7.9            Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

7.10          Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

7.11        Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i)the Company, (ii)a majority-in-interest of the Founders and (iii)Investors holding a majority of the Common Stock (determined on an as-converted basis) held by all Investors; provided, however, that

(a)            Investors purchasing Shares at each Subsequent Closing (each as defined in the Purchase Agreement) may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Voting Party;

(b)            if any amendment, waiver, discharge or termination operates in a manner that treats any Common Stockholder or Investor different from other Common Stockholders or Investors, respectively, the consent of such Common Stockholder or Investor shall also be required for such amendment, waiver, discharge or termination;

(c)            the right of a Voting Party or Voting Parties to designate a particular director shall not be amended, waived, discharged or terminated without the approval of such Voting Party or a majority-in-interest of such Voting Parties, as applicable;

(d)            persons or entities that hold outstanding Common Stock may become parties to this Agreement as Common Stockholders by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this Section 7.11; and

(e)            the consent of the Founders shall not be required for any amendment, waiver, discharge or termination if such amendment, waiver, discharge or termination does not apply to the Founders.

Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this Agreement and their respective successors and permitted assigns, whether or not such party, successor or assignee entered into or approved such amendment, waiver, discharge or termination. Each Voting Party acknowledges that by the operation of this paragraph, the Company, a majority-in-interest of the Founders and the holders of a majority of the Common Stock (determined on an as-converted basis) held by all Investors and permitted transferees, will collectively have the right and power to diminish or eliminate the rights of such Voting Party under this Agreement. The Company shall give prompt written notice of any amendment, waiver, discharge or termination hereunder to any party hereto that did not consent in writing to such amendment, waiver, discharge or termination.

7.12         Additional Parties. Following the date of this Agreement, the Company agrees to use commercially reasonable efforts to cause each person (other than an Investor) who comes to hold at least 1% of the shares of Common Stock (assuming full conversion of the Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants and all securities reserved for issuance under the Company's stock plans) to become a party to this Agreement and be deemed a "Common Stockholder" hereunder.

7.13         Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to this Agreement need not make explicit reference to the terms of this Agreement.

7.14         No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party's right to assert any other legal remedy available to it.

7.15         Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in New York County, New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

7.16         Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.17         Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

7.18         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.19         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

7.20         Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature page follows)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

FLY BLADE, INC. a Delaware corporation

By:	/s/ Rob Wiesenthal

Name:	Rob Wiesenthal

Title:	Chief Executive Officer

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

COMMON STOCKHOLDER

Rob Wiesenthal
(Print name of Common Stockholder)

/s/ Rob Wiesenthal
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

COMMON STOCKHOLDER

JumpTen LLC
(Print name of Common Stockholder)

/s/ Steve Martocci
(Signature)

Steve Martocci
(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

COMMON STOCKHOLDER

Evan Licht
(Print name of Common Stockholder)

/s/ Evan Licht
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

COMMON STOCKHOLDER

Rob Wiesenthal
(Print name of Common Stockholder)

/s/ Rob Wiesenthal
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

COMMON STOCKHOLDER

ROB WIESENTHAL

/s/ Rob Wiesenthal
(Signature)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·

COMMON STOCKHOLDER

SNICKERS HOLDINGS LLC

/s/ David Zaslav
(Signature)

Name:	David Zaslav

Title:	President

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

COLPE BLADE INVESTOR, LLC

By:	/s/ Mark M. Hedstrom

Name:	Mark M. Hedstrom

Title:	Vice President

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

LERER HIPPEAU VENTURES V, LP

By: Lerer Hippeau Ventures V GP, LLC, its General Partner

By:	/s/ Eric Hippeau

Name:	Eric Hippeau

Title:	Managing Member

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

LERER HIPPEAU VENTURES SELECT FUND, LP

By: Lerer Hippeau Ventures Select Fund GP, LLC, its General Partner

By:	/s/ Eric Hippeau
(signature)

Name:	Eric Hippeau
(Print name of signatory, if signing for an entity)

Title:	Managing Member
(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

Lerer Investments II, LLC
(Print investor name)

By:	/s/ Kenneth Lerer
(signature)

Name:	Kenneth Lerer
(Print name of signatory, if signing for an entity)

Title:	Managing Member
(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

Andrew Bazos
(Print investor name)

/s/ Andrew Bazos
(Signature)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

Andrew Farkas
(Print investor name)

/s/ Andrew Farkas
(Signature)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

Gerald J. Cardinale
(Print investor name)

/s/ Gerald J. Cardinale
(Signature)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

·INVESTOR

I-HATCH MANAGEMENT LLC

By:	/s/ Bradford Farkas

Name:	Bradford Farkas

Title:	Managing Member

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

MATTHEW JACOBSON TRUST UAD 6/9/10

By:	/s/ Matthew Jacobson

Name:	Matthew Jacobson

Title:	Trustee

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

PLYMOUTH TECHNOLOGY LLC

By:	/s/ Richard Mishaan

Name:	Richard Mishaan

Title:	Managing Member

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

RAINE VENTURE PARTNERS I LP

By: Raine Venture Associates I LP, its general partner

By: Raine Management LLC, its general partner

By:	/s/ Alfred Chianese

Name:	Alfred Chianese

Title:	Vice President

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

Snickers Holdings LLC
(Print investor name)

By:	/s/ David Zaslav
(signature)

Name:	David Zaslav
(Print name of signatory, if signing for an entity)

Title:	President
(Print title of signatory, if signing for an entity)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ROB WIESENTHAL

/s/ Rob Wiesenthal
(signature)

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

AIRBUS HELICOPTERS S.A.S

/s/ Clive Schley

Name:	Clive Schley

Title:	SVP Strategy

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

LIONTREE PARTNERS LLC

By:	/s/ Matthew Derdyn

Name:	Matthew Derdyn

Title:	Chief Financial Officer

The parties are signing this Amended and Restated Voting Agreement as of the date stated in the introductory clause.

INVESTOR

JUST BLADE LLC

By:	/s/ Mark M. Herdstrom

Name:	Mark M. Herdstrom

Title:	Vice President